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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                      OF BANCSHARES OF GRANITE CORPORATION

        Bancshares of Granite Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Bancshares of Granite Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was January 30, 1987.

2. This restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by:

         a. Deleting Article I of the Certificate of Incorporation in its entirety and inserting in place thereof, the following new
                  Article I:

                     "i. The name of the Corporation is Bank of Granite Corporation."

         b. Deleting Article 10 of the Certificate of Incorporation in its entirety and inserting in place thereof the following new
                  Article 10:

                     "10. The Board of Directors of the Corporation shall consist of a maximum of nine (9) persons. The number of members of the initial Board of Directors shall be seven
                     (7), and they shall serve until the next annual meeting of shareholders, and until their successors be elected and qualified. The Board of Directors, by majority vote, shall

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                     have the authority, without further approval of the
                     shareholders, to implement staggered terms for Directors, i.e., the terms of 1/3 (or as near 1/3 as possible) of the Directors shall be 1 year, the terms of 1/3 shall be two years, and the terms of 1/3 shall be three years. Thereafter, 1/3 of the Directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for the purpose, to serve three-year terms. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. Election of directors need not be by written ballot.

                     The affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding voting stock of the corporation is required to increase the maximum number of Directors as provided herein. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal all other provisions of this
                     Article 10, or the staggered terms implemented by the Board of Directors pursuant to this Article 10."

3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is further amended hereby to read as herein set forth in full:

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          BANK OF GRANITE CORPORATION


                       The undersigned natural person, having capacity to
                     contract and acting as the incorporator of a corporation under the Delaware General Corporation Law, adopts the following Certificate of Incorporation for such corporation:

                     1. The name of the corporation is Bank of Granite Corporation.

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                     2.  The address of the registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle and the name of its Delaware registered agent at such address shall be The Corporation Trust Company.

                     3. The principal purpose for which the corporation is organized is to exercise all powers of a banking holding company which is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all banking and non-banking activities allowed for such a bank holding company under Delaware and federal law.

                     4. The maximum number of shares which the corporation shall have the authority to issue is 5,000,000 shares of common stock, each of which shall have a par value of Five Dollars ($5.00).

                         Shareholders shall have no pre-emptive rights.

                     5. The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval. Such authorization by the Board of Directors may be made by a majority or other vote of the Board as may be provided in the Bylaws of the corporation. The provisions of this Article 5 may only be amended or repealed by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the Corporation.

                     6. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of
                         (1) a merger or consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the

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                         corporation as of a date no earlier than 45 days prior
                         to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article 6.

                     7. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of voting stock held by stockholders other than the Controlling Party (as defined below) shall be required for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all the assets of the corporation (as defined in Article 6 of this Certificate) if such transaction involves any stockholder owning or controlling twenty percent (20%) or more of the corporation's voting stock at the time of the proposed transaction ("Controlling Party"); provided, however, that these voting requirements shall not be applicable in such transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing stockholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions), paid by the Controlling Party in the acquisition of any of its holdings of the corporation's common stock in the three years preceding the announcement of the proposed transaction; or (b) the transaction is recommended by a majority of the entire Board of Directors. The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal this Article 7. The requirements of this Article 7 are in addition to and separate from any consent or approval that may be required by this Charter to authorize any merger, consolidation or sale,

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                         exchange or lease of all or substantially all of the
                         assets of the corporation (as defined by Article 6 of this Certificate).

                     8. The Directors of the Corporation shall consider all factors they deem relevant in evaluating any proposed tender offer or exchange offer for the corporation or any subsidiary's stock, any proposed merger or consolidation of the corporation or subsidiary with or into another entity and any proposal to purchase or otherwise acquire all or substantially all the assets of the corporation or any subsidiary. The directors shall evaluate whether the proposal is in the best interests of the corporation and its subsidiaries by considering the best interests of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers, depositors, and communities served by the corporation and any subsidiary. The directors shall evaluate the consideration being offered to the shareholders in relation to the then current market value of the corporation or any subsidiary, the then current market value of the stock of the corporation or any subsidiary in a freely negotiated transaction, and the directors' estimate of the future value of stock of the corporation or any subsidiary as an independent entity. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article 8.

                     9. A director of the corporation may only be removed for cause as defined as "final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of the corporation," by the affirmative vote of a majority of the entire Board of Directors of the corporation or by the requisite shareholder vote. Shareholders shall not have the right to remove directors without cause. Shareholders may only attempt to remove a director for cause after service of specific charges, adequate notice and full opportunity to refute the charges.

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                     10. The Board of Directors of the corporation shall consist of a maximum of nine (9) persons. The number of members of the initial Board of Directors shall be seven (7) and they shall serve until the next annual meeting of shareholders and until their successors be elected and qualified. The Board of Directors, by majority vote, shall have the authority, without further approval of the shareholders, to implement staggered terms for Directors, i.e., the terms of 1/3 (or as near 1/3 as possible) of the Directors shall be one year, the terms of 1/3 shall be two years and the terms of 1/3 shall be three years. Thereafter, 1/3 of the Directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders or by similar vote at any special meeting called for the purpose, to serve three-year terms. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. Election of directors need not be by written ballot.

                         The affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding voting stock of the Corporation is required to increase the maximum number of directors as provided herein. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the Corporation is required to amend or repeal all other provisions of this Article 10, or the staggered terms implemented by the Board of Directors pursuant to this
                         Article 10.

                     11. Any and all vacancies on the Board of Directors,
                         including those by increase in the number of directors or by removal of directors shall be filled by the Board of Directors.

                     12. The Board of Directors shall have the right to alter,
                         amend or repeal the Bylaws of the Corporation. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Corporation shall be required to amend, alter or repeal the Bylaws.

                     13. Any meeting of shareholders, whether annual or special, called to consider a vote in favor of a merger or consolidation of the corporation

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                         with or a sale, exchange or lease of substantially all
                         of the assets of the corporation to any person or entity, as defined under Articles 6 and 7 of this Certificate of Incorporation, which is not recommended by the Board of Directors of the corporation by the required vote, shall require attendance in person or by proxy of 80% of the shareholders of the corporation in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum is not present.

                     14. To the fullest extent permitted by the General
                         Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                         In the event any litigation is brought against a director of the Corporation, authorization is hereby made to advance all expenses needed by the director to defend the lawsuit. There shall be no obligation to repay the expenses forwarded, unless it shall be ultimately determined by the corporation that the director shall not be entitled to indemnification.

                     15. The name of the sole incorporator is J. Franklin
                         McCreary and the address of the incorporator is 80 Monroe Avenue, Memphis, Tennessee 38103.

4. This restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders, in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Bank of Granite Corporation (formerly
Bancshares of Granite Corporation) has caused this Certificate to be signed by John A. Forlines, Jr., its Chairman and President, and attested by Joe A. Jones, its Secretary, this 13th day of February, 1987.


                                             By:   /s/ John A. Forlines, Jr.
                                                --------------------------------
                                                Chairman and President



Attest:


/s/ Joe A. Jones
-------------------------------
Secretary

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                            CERTIFICATE OF AMENDMENT
                                 TO THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           BANK OF GRANITE CORPORATION
                         -------------------------------
                            (Pursuant to Section 242)


         BANK OF GRANITE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Bank of Granite Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable to put before a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended said Article shall be and read as follows:

                "The maximum number of shares which the corporation shall have the authority to issue is Ten Million (10,000,000) shares of common stock, each of which shall have a par value of Five and No/100ths Dollars ($5.00)."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Bank of Granite Corporation has caused this certificate to be signed by John A. Forlines, its Chairman, and Joe A. Jones, it Secretary, this 26th day of March, 1990.




                                           BY: /s/ John A. Forlines, Jr.
                                              ----------------------------------
                                              Chairman




                                           ATTEST:  /s/ Joe A. Jones
                                                  ------------------------------
                                                  Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                     BANK OF GRANITE CORPORATION'S RESTATED
                          CERTIFICATE OF INCORPORATION

WHEREAS, Bank of Granite Corporation ("Corporation") was duly organized under the laws of the state of Delaware on January 30, 1987 and is now a corporation organized and existing under the laws of the state of Delaware; and

WHEREAS, various amendments have been made to the Corporation's original Certificate of Incorporation since its organization as a Delaware corporation on January 30, 1987; and

WHEREAS, the Corporation wishes to amend Article 4 of its Restated Certificate of Incorporation to reflect a change in the Corporation's Common Stock par value from $5.00 per share to $1.00 per share; and

WHEREAS, at a meeting of the Board of Directors of the Corporation on February 10, 1992, Resolutions were duly adopted setting forth a proposed Amendment of the Corporation's Restated Certificate of Incorporation, declaring said Amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof; and

WHEREAS, at the Corporation's 1992 Annual Meeting of Shareholders, held on March 23, 1992, a Proposal changing the Corporation's Common Stock par value from $5.00 per share to $1.00 per share was duly adopted by the necessary number of shares as required by Delaware statute.

                                   WITNESSETH

RESOLVED, that Article 4 of the Corporation's Restated Certificate of Incorporation is deleted in its entirety and is replaced with the following:


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                    "4.  The maximum number of shares which the Corporation
                         shall have the authority to issue is 10,000,000 shares of Common Stock, each of which shall have a par value of One Dollar ($1.00).

                         Shareholders shall not have preemptive rights."

IN WITNESS WHEREOF, Bank of Granite Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, this 23rd day of March, 1992.


                                             For and on behalf of Bank
                                             of Granite Corporation



                                             /s/ John A. Forlines, Jr.
                                             -----------------------------------
                                             John A. Forlines, Jr., Chairman
                                               and Chief Executive Officer




                                             Attest:




                                             /s/ Joe A. Jones
                                             -----------------------------------
                                             Joe A. Jones, Secretary

BANK OF GRANITE CORPORATION
P.O. BOX 128, GRANITE FALLS, N.C. 28630 - (704) 496-2000


                            CERTIFICATE OF AMENDMENT

Bank of Granite Corporation
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bank of Granite Corporation held on March 11, 1996 in Granite Falls, NC whereby resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration therefore. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "4" so that, as amended, said Article shall be and read as follows:

         "The total number of shares which the Corporation shall have the authority to issue is 15,000,000 shares of common stock each which shall have a par value of One Dollar ($1.00).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Secretary has caused this certificate to be signed by its authorized officer this 13th day of May, 1996.




                                             By: /s/ Randall C. Hall
                                                --------------------------------
                                                     Randall C. Hall
                                                     Secretary

                            CERTIFICATE OF AMENDMENT
                                 TO THE RESTATED
                          CERTIFICATE OF INCORPORATION

         BANK OF GRANITE CORPORATION, a corporation organized and existing under and by virtues of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Bank of Granite Corporation, resolutions were duly adopted proposing an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be considered at the next meeting of the shareholders of said corporation. The proposed amendment is as follows:

         RESOLVED, that Article 4. of the Corporation's Restated Certificate of Incorporation is deleted in its entirety and the following inserted in its place and stead:

         "The maximum number of shares which the corporation shall have authority to issue is 25,000,000 (TWENTY-FIVE MILLION) shares of common stock, each of which share shall have a par value of $1.00 (ONE DOLLAR)."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Bank of Granite Corporation has caused this certificate to be signed by KIRBY A. TYNDALL, its authorized officer, this 15th day of May 1998.



                                            By:  /s/ Kirby A. Tyndall
                                               ---------------------------------
                                               Kirby A. Tyndall, Secretary